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                                                                     Exhibit 4.2

                       INFORETECH WIRELESS TECHNOLOGY INC.

                          2001 STOCK COMPENSATION PLAN

         1. Purpose. The purpose of the Plan is to provide stock in lieu of compensation to those directors, officers, employees and consultants of the Company and its subsidiaries whose services are essential to the continued growth and success of the Company's business. To accomplish such purposes, the Plan provides that the Company may issue shares as compensation for past, present or future services.

         2.       Definitions. For purposes of this Plan:

                  (a) "Agreement" means the written agreement between the Company and the eligible person

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan and to perform the functions set forth herein, or if no committee has been established, the full Board.

                  (f) "Company" means Inforetech Wireless Technology Inc., a Nevada corporation.

                  (g) "Eligible person" means any director, officer, employee or consultant of the Company or any subsidiary of the Company designated by the Committee as eligible to receive shares subject to the conditions set forth herein.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Fair Market Value" means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however,
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that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (D) if the Shares are traded on the Over the Counter Market, the average of the closing bid and asked prices on such Market on such date

                  (j) "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

                  (k) "Plan" means the Inforetech Wireless Technology Inc. 2001 Stock Compensation Plan, as amended from time to time.

                  (l) "Securities Act" means the Securities Act of 1933, as amended.

                  (m) "Shares" means shares of the Class A common stock of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

                  (n) "Subsidiary" means any entity that is directly or indirectly controlled by the Company.
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         3.       Administration.

                  (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Neither the Committee as a whole or any member thereof shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

                  (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                      i. to determine those Eligible persons to whom shares shall be issued under the Plan and the number of shares to be issued and to prescribe the terms and conditions (which need not be identical) of each share issuance, including the purchase price per Share.

                      ii. to construe and interpret the Plan and the shares issued hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the recipient, as the case may be:

                      iii. to determine the duration and purposes for leaves of absence which may be granted to an employee without constituting a termination of employment or service for purposes of the Plan; and

                      iv. generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.       Stock Subject to Plan.

                  (a) The maximum number of Shares that may be issued or transferred pursuant to the Plan is 6,500,000 (or the number and kind of share of
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stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

         5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees or consultants who will receive shares.

         6. Shares. The Committee may grant shares in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement.

         7. Adjustment Upon Changes in Capitalization. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which shares may be issued under the Plan.

         8. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the first anniversary of its effective date, and no Shares may be issued thereafter.

         9. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

         10. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (a) give any person any right to be issued shares other than at the sole discretion of the Committee;

                  (b) give any person any rights whatsoever with respect to Shares except a specifically provided in the Plan;

                  (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

         11.      Regulations and Other Approvals; Governing Law.
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                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Nevada without giving effect to the choice of law principles thereof.

                  (b) The obligation of the Company to sell or deliver Shares with respect to shares under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         12.      Miscellaneous.

                  (a) Withholding of Taxes. The Company shall have the right to deduct from any payment of cash to an Eligible person an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any sale of securities under this plan.

                  (b) Designation of Beneficiary. Each eligible person may, with the consent of the Committee, designate a person or persons to receive in event of such person's death, any amount of Shares payable pursuant thereto, to which such person would then be entitled.

         13.      Effective Date. The effective date of the Plan is October
25th, 2001.